UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013.

MONARCHY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172825	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1999 S. Bascom Avenue
Suite 700
Campbell, CA 95008

(Address of principal executive offices)

Telephone: (408) 879-2669

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On June 27, 2013, the Company accepted the resignation of Marc Andrew Mercado as its sole officer and director and accepted the appointment of Steven Staehr as its sole officer and director.

Steven Staehr aged 51, is a management and financial professional with over 25 years of professional experience in formulating and administering accounting and financial services to a number of mid to large size and publically traded corporations. Over the years Mr. Staehr has worked with a professional and executive capacity with a number well known privately held and publicly traded companies, including, Deloitte & Touche, Mirage Resorts, Boyd Gaming, Encore Productions, PEM Group, Cash Systems among other highly successful corporations. Mr. Staehr has significant experience with the formation and implementation of IPO’s, including his work with Boyd Gaming who launched one of the largest IPO’s in the gaming industry. Mr. Staehr is a licensed certified public accountant in the states of California and Nevada, and a member of the American Institute of Certified Public Accountants.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2013.	MONARCHY RESOURCES INC.
/s/ Steven Staehr
Steven Staehr

2